UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018 (November 13, 2018)

FRED’S, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565
Tennessee		62-0634010
(State or other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118

(Address of principal executive offices)

(901) 365-8880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on September 7, 2018, Fred’s Stores of Tennessee, Inc., a Delaware corporation (“Seller”) and wholly owned subsidiary of Fred’s, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Walgreen Co., an Illinois corporation (“Buyer”). On October 23, 2018, Seller and Buyer entered into an amendment to the Asset Purchase Agreement (the “Amendment”). Under the Asset Purchase Agreement, as amended by the Amendment (the “Amended Asset Purchase Agreement”), Buyer agreed to purchase from Seller certain prescription files and related data and records, retail pharmaceutical inventory, and certain other assets from 179 of the Company’s retail pharmacy stores (collectively, the “Assets”) for a cash purchase price of approximately $157 million plus an amount equal to the value of the inventory included in the Assets up to an approximately $35 million cap, in each case subject to certain adjustments (the “Transaction”).

On November 13, 2018, the Company completed the Initial Closing (as defined in the Amended Asset Purchase Agreement), at which Seller completed the sale of Assets from nine stores to Buyer.

Seller will continue transferring ownership of the Assets to Buyer in a series of ongoing closings (each, a “Subsequent Closing”), with the final Subsequent Closing expected to occur in the first quarter of calendar year 2019. The proceeds received in the Transaction will be used to pay down the Company’s existing indebtedness or for general corporate purposes. The Subsequent Closings remain subject to certain customary closing conditions as specified in the Amended Asset Purchase Agreement.

The foregoing description of the Amended Asset Purchase Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2018, which is incorporated herein by reference, and by the Amendment, which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Amendment to Asset Purchase Agreement, dated October 23, 2018, by and between Walgreen Co. and Fred’s Stores of Tennessee, Inc.

*The schedules and exhibits to the Amendment have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such schedules and exhibits to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Transaction and the other transactions contemplated by the Amended Asset Purchase Agreement, and all other statements herein and therein, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the Transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended Asset Purchase Agreement, or (ii) the failure to satisfy the applicable closing conditions set forth in the Amended Asset Purchase Agreement.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s public filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and the Company’s subsequently filed periodic reports, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S, INC.

Date: November 14, 2018	By:	/s/ Joseph M. Anto
	Name:	Joseph M. Anto
	Title:	Interim Chief Executive Officer, Executive Vice Present, Chief Financial Officer and Secretary

EXHIBIT INDEX

Number	Exhibit
2.1*	Amendment to Asset Purchase Agreement, dated October 23, 2018, by and between Walgreen Co. and Fred’s Stores of Tennessee, Inc.

*The schedules and exhibits to the Amendment have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such schedules and exhibits to the Securities and Exchange Commission upon request.